Exhibit 10.24

Distribution Agreement

between

QT Imaging, Inc.

Novato, California, USA

- hereinafter referred to as “QT” -

and

Innovador Healthcare (Asia) Pte. Ltd.

Singapore

- hereinafter referred to as “IHA” -

This Distribution Agreement (“Agreement”) is made and entered into as of November 2, 2022 (the “Effective Date”) by and between QT (the “Supplier”) and IHA (the “Distributor”).

WHEREAS:

In consideration of mutual covenants and conditions herein contained and intending to be legally bound hereby, the parties mutually agree as follows:

1. APPOINTMENT, PRODUCTS AND TERRITORY

1.1 APPOINTMENT: Supplier hereby appoints Distributor for the sale of product described in Exhibit A hereto, including any modifications, variations or additions thereof (hereinafter referred to as the “Products”).

1.2 Territory: Supplier is appointing Distributor with respect to the sales of Products in the territory described in Exhibit B (hereinafter referred to as the “Territory”).

1.3 No Distribution Outside Territory: Without prior written approval from Supplier, Distributor shall not solicit or accept orders for any Product from any prospective purchaser located outside the Territory or deliver any Product outside of the Territory. If Distributor receives an order for any Product from a prospective purchaser located outside the Territory, Distributor shall immediately refer that order to Supplier.

2. TERM

The term of this Agreement (the “Term”) shall commence on the Effective Date and shall continue in full force and effect for three (3) years, and for the period of any mutually agreed renewal, unless this Agreement is otherwise terminated pursuant to its express provisions.

3. PRICE, PAYMENT, PURCHASE ORDER and WARRANTY

3.1 Purchase Orders: Distributor shall order Products from Supplier by submitting a written purchase order in the form of Exhibit C to identify the Products ordered, requested delivery date(s) and other necessary information required to enable Supplier to fill the order. All orders for Products are subject to acceptance by Supplier. Supplier shall have no liability to Distributor with respect to purchase orders which are not accepted; provided, however, that Supplier will not unreasonably reject any purchase order for Products. Nothing contained in any purchase order shall in any way modify any of the terms contained herein or add any additional terms or conditions.

3.2 Price to Distributor and Payment: Supplier will sell the Products to Distributor at the price which is the total amount of cost, expense, or other payable realized in respect of Products (including, without limitation, any third party expense, warranty expense, fully loaded expense, packaging and other such expenses as procurement, inspection and assembly) (“Manufactured Cost”). The indicative price for the year ~~2021~~ 2022 and 2023 is listed in Exhibit A. Unless otherwise agreed upon between the Parties, Payment shall be made to

Supplier according to the Exhibit A to this Agreement. Supplier shall be allowed to update the Price to Distributor with at least ninety (90) days written notification to Distributor in Advance.

3.3 Warranty: Supplier will provide necessary warranty for the Products to Distributor. Warranty period will be fifteen (15) months upon receipt.

3.4 Distributor Pricing: Distributor shall be free to establish its own pricing for Products which it sells.

3.5 Packaging and Risk of Loss:

(a) All Products ordered by Distributor shall be packed for shipment and storage in accordance with Supplier’s standard commercial practice. It shall be Distributor’s obligation to notify Supplier of any special packaging requirements. Should Distributor have special packaging requirements (which packaging modifications shall be made at Distributor’s expense), Supplier shall deliver the Products to Distributor according to the description in Exhibit A. Risk of loss and damage to a Product shall pass to Distributor upon delivery of such Products to Distributor’s designated carrier.

(b) All claims for non-conforming shipments must be made in writing to Supplier within fourteen (14) working days from receipt of Products by Distributor in Territory. Any claims not made within such period shall be deemed waived and released.

4. OBLIGATIONS OF DISTRIBUTOR

4.1 Market Development: Distributor shall, at all times during the Term, use its best efforts to develop the market for the Product and to sell the Products in the Territory in a vigorous and diligent manner which shall favorably reflect upon Supplier’s name, trademarks, and the quality of its Products. Upon Supplier’s request, and Distributor’s acceptance, Distributor will allow to use its name, logo, trademark and sales achievement as may be used for marketing and promotional activities.

4.2 Advertising and Promotion: Distributor shall be responsible for the translation of all advertising, promotional, and related materials provided to Distributor by Supplier. Distributor shall be responsible at its own expenses for translating, printing, and distribution of such materials as appropriate in fulfilling its obligations hereunder to develop the market for the Products in the Territory. All advertising and promotional and related materials not supplied by Supplier must be reviewed and approved in writing by Supplier prior to use. Participation in fairs, exhibitions, or academic seminars within the Territory shall be at Distributor’s own expenses. In case the fair, exhibition, or academic seminars has the purpose of being international, the participation shall be the subject of prior consultation between the parties.

4.3 Product Registration: Distributor shall, at its own expense, take all necessary actions to ascertain and comply with all laws and regulations and standards of industry or professional conduct applicable to Distributor with respect to the Products in the Territory including product registration.

4.4 Compliance with Law: Distributor’s performance hereunder shall be in compliance in all material respects with all applicable laws, regulation, and other legal and administrative requirements in the Territory.

4.5 Facilities and Staff: Distributor shall maintain the facilities and a staff of competent sales, marketing, technical and support personnel necessary to properly market, service and support the Products in the Territory.

4.6 Training: Distributor shall be responsible for the instruction and training of its personnel as may be necessary to effectively market, distribute, service and support the Products in the Territory.

4.7 Non-Competition: Distributor shall not, during the Term, sell, market, or distribute in the Territory any product that, in Supplier’s reasonable judgement, is competitive with the Products and shall keep Supplier fully informed regarding any products which might be considered so competitive whether then being distributed or being considered for distribution by the Distributor. Distributor shall also provide current market information to Supplier on a regular basis, including without limitation, general economic trends and conditions affecting the industry, competitor activities, and other relevant information to the extent available.

4.8 Inventory: Distributor shall maintain inventory of consumable Products to provide reasonable and customary delivery to its customers and shall, upon request by Supplier, make available to Supplier its current Product inventory status.

4.9 Customer Information: Distributor shall, upon written request from Supplier, provide Supplier with a list of its customers for the Products including addresses, telephone numbers, order quantities, and other information relevant to distribution.

4.10 Distributor Information: Distributor shall inform Supplier in writing of any important change with Distributor (such as Distributor’s corporate structure, shareholder, or partners, merger or acquisition, management, registered address and address of communication or any other information related to this Agreement or the relations between the Parties) as soon as possible.

4.11 Sales Forecast: The Distributor shall provide a non-binding forecast as described in Exhibit D For the purpose of helping Supplier to prepare the timely delivery of the Products, if its practically feasible or if requested by Supplier, Distributor shall periodically provide Supplier with its sales forecast for next three (3) months.

4.12 After-sale Service: The Distributor shall provide the frontline installation, maintenance or other necessary labor after-sale services for the Products to be sold by Distributor in the Territory as well as handling all customer complaints as required by the governing regulatory body.

5. OBLIGATIONS of SUPPLIER

5.1 Product Registration: Supplier shall provide assistance in the form of product support information, technical documentation and quality assurance related documents, including ISO 13485 and other required certifications to the Distributor in obtaining any regulatory clearances that are necessary to import, market, and/ or sell the Products in the Territory.

5.2 Advertising and Promotion Materials: Supplier shall regularly provide the soft copy or design file of English language advertising, instructional, and promotion materials to enable Distributor to carry out its obligations in the Territory under this Agreement. All such materials shall remain the sole and exclusive property of Supplier.

5.3 Quality and Delivery: Supplier shall use its reasonable efforts to assure that the Products are of a quality consistent with their intended use and the Products will be delivered to Distributor in a timely manner.

5.4 Improvements: Supplier shall provide timely notice to Distributor of new models of, and improvements and enhancements to, the Products, and all such new models, improvements and enhancements of which Distributor receives such notification shall be considered to be Products as defined in this Agreement.

5.5 Training: Supplier shall provide necessary trainings to enable Distributor to market, distribute, service and support the Products in the Territory at Distributor’s expense or as otherwise agreed to, in writing.

6. RELATIONSHIP OF THE PARTIES

Supplier and Distributor: Distributor shall be considered as an independent contractor. The relationship between Supplier and Distributor shall not be construed to be that of employer and employee, nor to constitute a partnership, joint venture, or agency of any kind. Distributor shall pay all of its expenses, including without limitation all travel, lodging, and entertainment expenses, incurred in connection with its services hereunder. Supplier shall not reimburse Distributor for any of those expenses. Distributor shall have no right to enter into any contracts or commitments in the event of, or on behalf of, Supplier, or to bind Supplier in any respect whatsoever.

Agents: Distributor may appoint, hire, or otherwise engage agents, associated companies or sub-dealers to market, sell, and distribute the Products, so long as such agency relationships do not contravene the terms of this Agreement. Distributor may not appoint, hire or otherwise engage any such agent, associated company, or sub-dealer, unless such agent, associated, company or sub-dealer agrees in writing to abide by, and be bound to, the terms and conditions of this Agreement.

7. PROPRIETARY RIGHTS

7.1 Distributor Compliance: Distributor agrees to abide by the terms of all patents, trademarks, copyrights, and other proprietary notices contained on any of Supplier’s printed materials or Products made available by Supplier to Distributor pursuant to this Agreement. Distributor agrees that it will not at any time doing anything which may adversely affect the registration, validity, or enforceability of any trade secret, patent, trademark, or copyright of Supplier or the rights of Supplier therein.

7.2 Distributor Acknowledgement of Supplier’s Proprietary Rights

Distributor acknowledges that it has no interest in, and agrees that it will not at any time assert or claim any interest in, nor register or attempt to register, Supplier’s trademarks, trade names, insignias, logos, or domain names and incorporated herein (the “Trademarks”) or any Marks confusingly similar thereto, and will cooperate with Supplier to secure Supplier’s registration of such Marks in the Territory at Supplier’s expense. Except in advertising and promotion materials made available by Supplier to Distributor, any use of such Mark shall be subject to Supplier’s prior written approval.

Distributor shall immediately notify Supplier, upon discovery thereof, of any infringement or potential infringement of Supplier’s interest in the Marks and undertakes to cooperate with Supplier in its efforts to cure such infringement.

7.3 Use of Trademarks: Supplier hereby allows Distributor to use the Marks in the Territory for the Term of this Agreement, provided that the Marks are used solely in connection with the marketing and sale of the Products. Upon termination or expiration of this Agreement, Distributor shall immediately take all action necessary to transfer and assign to Supplier, or its nominee, any right, title, or interest in or to any of the Marks, and the goodwill related thereto, which Distributor may have acquired in any manner as a result of the handling and selling of the Products under this Agreement and Distributor shall immediately cease to use any Mark of Supplier. Distributor shall not advertise or promote any of the Products in any manner that implies Supplier’s association with or endorsement of any non-Supplier products or services. Distributor shall not change, alter or remove any Mark, patent notice, copyright notice or any other designation affixed to any Product, and shall not attach any additional designation to any such Product.

8. CONFIDENTIALITY

Supplier and Distributor acknowledge and agree that all documentation (other than advertising promotional materials and user information) and confidential business information, in whatever form or media, disclosed by one party (the “Disclosing Party”) to or known by the other party (the “Recipient”) orally or in writing as a consequence of or through Recipient’s relationship with the Disclosing Party and which is not generally known to the public including, without limitation, information concerning the Disclosing Party’s Products, finances, processes, and services, clients, purchasing, clinical trials, test results, technology and technical information, accounting, manufacturing, distribution, and marketing (“Information”), shall remain the sole and exclusive property of the Disclosing Party, shall be held in strict confidence by the Recipient, and shall not be published, disclosed, disseminated, or used by the Recipient in any manner, except as expressly permitted hereunder. Recipient may not reproduce or copy the Information, in whole or in part, and must return or destroy the Information upon the expiration or termination of this Agreement. In addition, Recipient shall safeguard such Information and ensure that only employees, officers, and directors who need access to the Information for purposes of performing Recipient’s obligations under this Agreement will be given such access and all such employees, officers and directors will comply with the confidentiality and non-use obligations set forth herein.

9. INDEMNIFICATION, REPRESENTATIONS AND WARRANTIES

9.1 Indemnification: Each party hereto agrees to indemnify and hold the other party, its affiliated companies and their respective officers, directors, employees, and agents harmless from and against any and all claims, demands, costs, damages, and liabilities of any kind whatsoever, resulting from or arising out of, directly or indirectly, the actual or alleged breach of this Agreement by such party or its employees or agents or the negligence of such party or its employees or agents.

9.2 Representations and Warranties: Each party mutually represents and warrants that this Agreement has been duly authorized, executed, and delivered and does not violate any laws or contract applicable to or binding on such party.

10. TERMINATION

10.1 Termination by Either Party: Either party to this agreement shall have the right to terminate this Agreement, effectively immediately, upon written notice to the other party in the event any of the following should occur:

(a) The other party engages in fraudulent conduct;

(b) The other party becomes insolvent; is adjudicated bankrupt; a receiver, trustee or custodian is appointed for it; there is an assignment of the other party’s business for the benefit of creditors; the other party liquidates or dissolves; or the occurrence of any action or event involving Distributor which is, in the Territory, the equivalent of one or more of the events described in this Article 12.1(b); or

(c) The other party fails to function as a viable and operative concern or to conduct its operations in the normal course of business.

10.2 Termination for Breach: Other than for occurrences covered by Article 10.1 hereof, either party shall have the right to terminate this Agreement upon thirty (30) days’ written notice if the other party materially breaches or fails to perform any of its obligations, representations or undertakings in accordance with the terms hereof, including without limitation, Distributor’s failure to make payments for Products in accordance with Clause 3 of this Agreement, or fails to comply with or acts in any manner which is illegal under the laws of the Territory and fails to cure such breach or failure within such thirty (30) day notice period.

10.3 Payment of Monies Owned: Upon expiration, unless further extended, or termination of this Agreement, Distributor shall immediately cease to be a Supplier’s distributor and all monies then owed to either party hereunder shall become immediately due and payable notwithstanding any credit terms previously made available to Distributor.

10.4 Shipment of Products after Termination: In the event of any occurrence giving rise to Supplier’s right to terminate this Agreement pursuant to Article 12.1 or 12.2, Supplier may elect, in its sole discretion, to cancel, suspend or delay shipment of Products hereunder (including stoppage in transit) in addition to any other rights or remedies available at law or in equity or available under this Agreement. Such suspension or delay of shipment of Products by Supplier shall not affect its right to terminate this Agreement.

10.5 Product Registration Transfer: Upon expiration or termination of this Agreement, Distributor shall immediately assist and transfer the product registration to the Supplier or a designated party appointed by the Supplier.

10.6 Use of Marks after Termination: Upon the expiration or termination of this Agreement for any reason, Distributor shall immediately cease any reference to its status as a Supplier’s distributor and any use of, or reference to, the Marks for any purpose, except to the extent necessary to dispose of any inventory of Products which are not purchased by Supplier. In such event, Distributor shall, at Supplier’s option and at Distributor’s expense, either destroy all advertising and promotional materials and all other materials concerning the Products or the Marks, or return them to Supplier.

11. FORCE MAJEURE

Except with respect to the payment of monies due hereunder and the responsibility to maintain the Information in confidence and to respect the proprietary rights of Supplier, neither party shall be responsible for failure to perform hereunder due to causes beyond its reasonable control and not caused by the negligence of the non-performing party, including, but not limited to, governmental requirements (including, without limitation, export control laws and regulations), work stoppages, fires, civil disobedience, embargo, war, riots, rebellions, strikes, inability to secure products, raw materials or transport, acts of God, and similar occurrences. Performance shall be resumed as soon as possible after the cessation of such cause.

12. MISCELLANEOUS

12.1 Waiver: The waiver by either party of any breach of this Agreement by the other party in a particular instance shall not operate as a waiver of prior or subsequent breaches of the same or different kind.

12.2 Governing Law: This Agreement shall be governed and interpreted in all respects by and according to the laws of Singapore.

12.3 Dispute Settlement: Any dispute or claim arising from the execution of or in connection with this Agreement including any question regarding its existence, validity, or termination shall be settled amicably through friendly negotiation. In case no settlement can be reached within sixty (60) days after written notification from one party to the other party of the existence of the dispute, such dispute or claim shall be referred to as finally settled by arbitration in Singapore in accordance with the governing law.

12.4 Independent Parties: Nothing contained in this Agreement shall be construed as constituting either party as the partner, broker, employee, servant or agent of the other party except as otherwise set forth herein. Distributor is an independent contractor and neither has nor shall it represent that it has any power, right or authority, to bind Supplier or to assume or create any obligation or responsibility, express or implied, on behalf of Supplier or in the name of Supplier as a sales representative, employee or otherwise. Distributor shall be solely responsible for its expenses and those of its employees.

12.5 Notices: All notices under this Agreement shall be in writing and shall be sent postage prepaid by reputable international express courier service providing return notice of receipt, or by facsimile transmission with hard copy to follow immediately via express courier service in accordance with this Article, to the addresses set forth below, or at such different addresses as may be designated in writing by like notice from time to time. Such notice shall, if sent by courier, be effective on the second business day in the jurisdiction of the recipient after delivery to the courier, or if sent by facsimile, upon receipt thereof by the recipient’s facsimile machine or in the sender’s transmission confirmation report as produced electronically by sender’s facsimile machine.

QT:

Attention: Dr. John Klock

Call: [***]

Address: 3 Hamilton Landing, Suite 160, Novato, CA 94949, USA

Email: [***]

IHA:

Attention: Mr. Tay Sek Kian, Tracey

Call: [***]

Address: 10 Ubi Crescent, Lobby C, Unit 07-43, Ubi Techpark. Singapore 408564

Email: [***]

12.6 Assignment: Except as expressly provided herein, neither party may assign this Agreement, or any of its interests herein, without the prior written consent of the other party, except that Supplier may assign this Agreement without such consent to any person, firm or corporation succeeding to its business and also to any parent, subsidiary or affiliated company. Any assignment in violation of this Article 12.6 shall be void.

12.7 Prior Agreement: This Agreement cancels and supersedes any and all prior agreements and understandings, oral or written, entered into by the parties with respect to the subject matter hereof. This Agreement, including the Exhibits appended hereto, sets forth the entire understanding of the parties with respect to its subject matter and may be changed or amended only by a writing signed by duly authorized officers of both Parties.

12.8 Cumulative Rights: Any rights and remedies of either party shall be cumulative and may be exercised singularly or concurrently. The failure of either party, in any one or more instances, to enforce any of the terms of this Agreement shall not be construed as a waiver of future enforcement of that or any other terms.

12.9 Severability: In the event that any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions had never been contained herein. In such event, the parties shall use their best efforts to replace such invalid, illegal or unenforceable provisions by provisions that, to the extent permitted by applicable law, achieve the purposes intended under such invalid, illegal or unenforceable provisions, unless the deletion or replacement of such provision or provisions would result in such a material change as to cause completion or continuation of the transactions contemplated herein to be unreasonable.

12.10 Counterparts: This Agreement shall be executed in two (2) counterparts in total. Each party has one (1) counterparts. Each of counterparts shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

12.11 Headings: The headings of the sections and subsections of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Distribution Agreement under seal as of the date first written above.

(Please find Signature Page in the Next Page)

Signatures Page:

Supplier: QT Imaging, Inc.

Signer: John Klock

Position: CEO

Signature and Stamp:

/s/ John Klock	/s/ Stamp

Supplier: Innovador Healthcare (Asia) Pte. Ltd.

Signer: Tay Sek Kian, Tracey

Position: CEO

Signature and Stamp:

/s/ Tay Sek Kian, Tracey	/s/ Stamp

Annexes:

Exhibit A

Exhibit B

Exhibit C

Exhibit D

EXHIBIT A

The PRODUCTS, PRICES & PAYMENT TERMS

1.	Products and Price List

1.1	Products and corresponding prices are referring to the Appendix in below format.

Product Type	Product Model	Quantity	Distributor Price (Currency: USD)	Delivery Term
QT Ultrasound Breast Scanner	QT Scanner 2000 Model A	01	[***]	EXW

1.2	Products and prices described in Appendix shall be subject to changes with at least ninety (90) days’ notice.

1.3	Prices of Products includes a standard warranty period. Warranty period shall be fifteen (15) months upon receipt.

2.	Payment Terms:

2.1	Payment Arrangement:

payment in full prior to shipment.

2.2	Payment Requirements: The Distributor shall make the payment to the designated account provided by the Supplier in USD currency.

EXHIBIT B

TERRITORY

[***]

EXHIBIT C

PURCHASE ORDER

PO Date: [Insert Year and Date]

From: Innovador Healthcare (Asia) Pte. Ltd. (“Distributor”)

Attention to: Tracey Tay

Telephone: [***]

Email: [***]

Address: 10 Ubi Crescent, Lobby C, Unit 07-43, Ubi Techpark. Singapore 408564

To: QT Imaging, Inc.(“Supplier”)

Attention to: John Klock

Telephone: [***]

Email: [***]

Address: 3 Hamilton Landing, Suite 160, Novato, CA 94949, USA

Lines	Product Name	Description	Unit	Qty	Unit Price (USD)	Sub-total

Delivery Term: Ex-work (EXW)

Delivery Date: within [Insert a Period based on the Products] days after order acknowledgement.

Expected Delivery Date: [Insert a Year and Date]

Payment Term: Prior to shipment. All payment shall be made in USD currency.

Warranty: Fifteen (15) months upon receipt.

After-sale Services: Distributor shall be responsible and bear the cost for providing frontline on-site installation, after-sale maintenances and other necessary after-sale services for the customers.

Shipment To:

Company: [Insert Distributor Company Name]

Attention to: [Insert Contact Person Name]

Telephone: [Insert Contact Number]

Email: [Insert corresponding sales email address]

Address: [Insert Distributor Company Address]

EXHIBIT D

SALES FORECAST

Product Type	Product Model	Forecast Quantity 2023	Forecast Quantity 2024